UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-15661 Commission File Number	36-0724340 I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

One North Arlington, 1500 West Shure Drive, Suite 500
Arlington Heights, IL 60004-7803
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 29, 2009, AMCOL International Corporation (the “Company”) issued a press release announcing that we expect to restate our financial results reported in our quarterly report on Form 10-Q for the quarters ended September 30 and June 30, 2008 because we did not properly account for the fair value of derivative instruments held by Ashapura Minechem Limited, a publicly traded Indian company (“Ashapura”).  We hold a 21% interest in Ashapura.

In addition, we announced the impact of recording the fair value of these derivative instruments on our financial results for the quarter and year ended December 31, 2008.  Please see Item 4.02 below for information regarding the restatement.  A copy of our press release is attached hereto as Exhibit 99.1.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 26, 2009, the Company’s Audit Committee, upon management’s recommendation, determined that our unaudited consolidated financial statements for the quarters ended September 30 and June 30, 2008 should no longer be relied upon because we did not properly account for the fair value of derivative instruments held by Ashapura.

Historically, Ashapura has entered into a variety of derivative contracts to hedge foreign currency exposure on its receivables and payables.  These derivative contracts primarily relate to the conversion of currencies between the United States Dollar (USD) and the Indian Rupee. Unlike Indian accounting principles, accounting principles generally accepted in the United States (US GAAP) require that we record the fair value of these derivative contracts in our balance sheet as of the end of each reporting period and record the changes in these fair values in our statement of operations.  In the course of preparing our financial statements for the year ended December 31, 2008, we discovered that we have not historically included some of Ashapura’s derivative contracts in the fair value calculations and have not correctly computed the fair value of their other derivative contracts.  We have reviewed the impact of this error on our previously issued financial statements and will restate our unaudited consolidated financial statements for the second and third quarters of 2008 to recognize unrealized, non-cash, fair market valuations of Ashapura’s derivative contracts as of the end of each period.

The effects of the change on our results for the second and third quarters of 2008 are shown below:

	(In Thousands)
	Quarter Ended June 30, 2008		Quarter Ended September 30, 2008
	As Reported	As Restated	As Reported	As Restated
Condensed Consolidated Balance Sheets
Investments in and advances to affiliates and joint ventures	$62,524	$57,605	$63,668	$41,086
Total assets	799,681	796,494	828,942	809,608
Retained earnings	274,966	271,750	288,084	268,093
Accumulated other comprehensive income	39,820	39,849	26,518	27,175
Total liabilities and owners equity	799,681	796,494	828,942	809,608
Condensed Consolidated Statements of Operations
Income (loss) from affiliates and joint ventures	2,381	(835)	1,971	(14,804)
Net income	17,852	14,636	18,590	1,815
Basic earnings per share	$0.59	$0.48	$0.61	$0.06
Diluted earnings per share	$0.58	$0.47	$0.60	$0.06

In addition to restating the financial results reported in its Form 10-Q for each of the second and third quarters of 2008, we will amend other affected information, including management’s discussion and analysis (MD&A) section in both Form 10-Qs to reflect the changes to the financial results.

We expect to file an amended Form 10-Q for each of the second and third quarters of 2008 as soon as possible.  Our management is in the process of assessing the effectiveness of our internal control over financial reporting with respect to these issues.

Our management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with Ernst & Young LLP, the Company’s independent registered public accounting firm.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:  This report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties which may cause actual results to differ materially from those discussed herein.  Such statements include statements regarding the estimated amounts to be restated, the timing of the filing of amendments to AMCOL’s Form 10-Qs for the quarters ended September 30 and June 30, 2008 and the effect of the restatements on previously reported net income in those periods.  There can be no assurance that future developments affecting the Company will be those anticipated by management.  Please refer to the risks and uncertainties detailed from time to time by AMCOL in its periodic filings with the SEC.  You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties.  AMCOL undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in AMCOL’s expectations.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

99.1	Press Release title “AMCOL International Corporation (NYSE:ACO) Reports Restatement of 2nd and 3rd Quarter 2008 Results,” dated January 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date: January 29, 2009	By:	/s/ Lawrence E. Washow
Lawrence E. Washow
President and Chief Executive Officer